Exhibit 99.1

FOR IMMEDIATE RELEASE February 5, 2014	CONTACTS:
	News Media Ruben Rodriguez	(202) 624-6620

	Financial Community Douglas Bonawitz	(202) 624-6129

WGL Holdings, Inc. Reports First Quarter Fiscal Year 2014 Financial Results;

Affirms Fiscal Year 2014 Non-GAAP Guidance

•	Consolidated earnings per share — $0.36 per share vs. $1.01 per share for the same quarter of the prior year

•	Consolidated non-GAAP operating earnings per share — $0.99 per share vs. $1.14 per share for the same quarter of the prior year

•	Earnings Guidance for fiscal year 2014 — affirming a range from $2.15 to $2.35 per share for non-GAAP operating earnings

Consolidated Results

WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended December 31, 2013, of $18.6 million, or $0.36 per share, compared to net income of $52.4 million, or $1.01 per share, reported for the quarter ended December 31, 2012.

Financial performance is also evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) adjusts for the effects of applying GAAP to certain transactions or classes of transactions that are not representative of the ongoing operating earnings of the company. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of non-GAAP operating earnings, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.

For the quarter ended December 31, 2013, non-GAAP operating earnings were $51.4 million, or $0.99 per share, compared to non-GAAP operating earnings of $58.9 million, or $1.14 per share, for the same quarter of the prior fiscal year.

“I am pleased to announce first quarter non-GAAP results that exceeded our internal expectations and showed strong growth in earnings at our regulated utility,” said Terry McCallister, Chairman and Chief Executive Officer. “These results were driven both by higher revenues and lower O&M expenses. I am also pleased with our very strong operational performance as we maintained uninterrupted service to our customers during an extremely cold winter marked by several days of natural gas send out that were among the highest in our history.

“While volatile electricity costs in the PJM market continue to pressure the earnings of our retail energy-marketing business, the impact of the cold weather on natural gas spreads is expected to improve results at both our midstream energy services and utility segments and allow us to deliver annual results at the high end of our guidance.

“Additionally, our board of directors has approved an eight-cent increase in our dividend to an annual rate of $1.76 per share. This increase is consistent with our previously announced goal of maintaining a 5% dividend growth rate, and reflects our continued confidence in our ability to achieve our strategic goals and accelerate our underlying earnings growth rate. This increase marks the 38th year of consecutive dividend increases and the 163rd year that we have paid a dividend.”

First Quarter Results by Business Segment

Regulated Utility

For the quarter ended December 31, 2013, the regulated utility segment reported net income of $38.7 million, or $0.75 per share, compared to net income of $38.7 million, or $0.75 per share, reported for the same quarter of the prior fiscal year. After adjustments, non-GAAP operating earnings for the regulated utility segment were $50.4 million, or $0.97 per share, for the quarter ended December 31, 2013, an increase of $6.5 million, or $0.12 per share, over non-GAAP operating earnings of $43.9 million, or $0.85 per share, for the same quarter of the prior fiscal year. Higher non-GAAP operating earnings reflect higher revenues from customer growth, new base rates in Maryland, accelerated pipe replacement programs and favorable effects of changes in natural gas consumption patterns in the District of Columbia. Partially offsetting these favorable variances were higher property taxes.

Retail Energy-Marketing

For the quarter ended December 31, 2013, the retail energy-marketing segment reported net income of $3.3 million, or $0.06 per share, compared to net income of $13.0 million, or $0.25 per share, reported for the same quarter of the prior fiscal year. Non-GAAP operating earnings for the retail energy-marketing segment were $1.0 million, or $0.02 per share, for the quarter ended December 31, 2013, compared to non-GAAP operating earnings of $12.0 million, or $0.23 per share, for the same quarter of the prior fiscal year.

Non-GAAP operating earnings reflect lower realized electric margins primarily due to higher electric capacity charges and higher ancillary services charges from the regional power grid operator (PJM) versus the same quarter of the prior year. Natural gas realized margins decreased due to timing issues on gas supply costs partially offset by higher realized gas margins on portfolio optimization activity. The pattern of margin recognition that the retail energy-marketing segment realizes in a given quarter varies from year to year.

Commercial Energy Systems

For the quarter ended December 31, 2013, the commercial energy systems segment reported a net loss of $(0.1) million, compared to net income of $1.0 million, or $0.02 per share, for the same quarter of the prior fiscal year. The decrease in earnings is due to lower revenue from project work for government agency customers. There were no non-GAAP adjustments for this segment for any of the periods presented.

Midstream Energy Services Segment

For the quarter ended December 31, 2013, the midstream energy services segment reported a net loss of $(21.8) million, or $(0.42) per share, compared to net income of $1.3 million, or $0.02 per share, for the same period of the prior fiscal year. Non-GAAP operating earnings for the midstream energy services segment were $1.2 million, or $0.02 per share, compared to non-GAAP operating earnings of $3.5 million, or $0.07 per share for the same period of the prior fiscal year. Non-GAAP operating earnings for the year were lower than in the prior year principally due to unfavorable storage spreads partially offset by lower expenses.

Other Activities

For the quarter ended December 31, 2013, other activities reported a net loss of $(1.7) million, or $(0.03) per share, compared to a net loss of $(1.6) million, or $(0.03) per share, for the same quarter of the prior fiscal year. Non-GAAP operating losses for other activities were $(1.2) million, or $(0.02) per share, compared to non-GAAP operating losses of $(1.6) million, or $(0.03) per share, for the same period of the prior fiscal year.

The non-GAAP comparisons reflect the positive impact of tax sharing allocations partially offset by corporate branding initiative costs and our ongoing business development activities.

Earnings Outlook

We are affirming our non-GAAP consolidated earnings estimate for fiscal year 2014 in a range of $2.15 per share to $2.35 per share. In providing fiscal year 2014 earnings guidance, management is aware that there could be differences between what is reported earnings and estimated earnings for matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. At this time, WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wglholdings.com.

Other Information

We will hold a conference call at 10:30 a.m. Eastern Time on February 6, 2014, to discuss our first quarter fiscal year 2014 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wglholdings.com. To hear the live webcast, click on the “Webcast” link located on the home page of the referenced site. The webcast and related slides will be archived on WGL’s website through March 6, 2014.

Headquartered in Washington, D.C., WGL is a leading source for clean and efficient energy solutions. Through our affiliates and strategic relationships, the Company offers a diverse set of energy sources including natural gas, wind and solar as well as a range of energy solutions – generation, storage, transportation, distribution, supply and efficiency – which serve customers in more than 25 states. WGL has five operating segments: Washington Gas Light Company, a regulated natural gas utility serving approximately 1.1 million customers in the metropolitan Washington, D.C., area; Washington Gas Energy Services, Inc., one of the largest natural gas, electricity and green energy suppliers in the Mid-Atlantic; Washington Gas Energy Systems, Inc., a distributed generation and energy efficiency business, offering solar, fuel cell, combined heat and power, and other technologies across the United States; WGL Midstream, a midstream energy services business, investing in and optimizing natural gas pipelines and storage facilities in the Midwest and Eastern United States; and Hampshire Gas, a natural gas storage business which owns and operates facilities in and around Hampshire County, West Virginia. As product and service innovation are critical for value creation and sustaining growth, we are continuously increasing our assets and investments in targeted clean energy sectors. This strategy supports WGL’s core business, as well as provides opportunity for growth through partnerships and investments. WGL’s diversity is its strength. We are dedicated to the sustainability of our business, the customers and communities we serve, and the environment. To learn more, visit www.wglholdings.com.

Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.

Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results, as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.

Forward-Looking Statements

This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	September 30,
(In thousands)	2013	2013
ASSETS
Property, Plant and Equipment
At original cost	$4,169,718	$4,118,149
Accumulated depreciation and amortization	(1,222,359)	(1,210,686)
Net property, plant and equipment	2,947,359	2,907,463
Current Assets
Cash and cash equivalents	4,810	3,478
Accounts receivable, net	599,005	318,534
Storage gas	241,868	347,291
Other	194,604	150,708
Total current assets	1,040,287	820,011
Deferred Charges and Other Assets	643,880	532,586
Total Assets	$4,631,526	$4,260,060
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,272,861	$1,274,545
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	599,223	524,067
Total capitalization	1,900,257	1,826,785
Current Liabilities
Notes payable and current maturities of long-term debt	473,300	440,100
Accounts payable and other accrued liabilities	313,955	270,658
Other	303,116	239,319
Total current liabilities	1,090,371	950,077
Deferred Credits	1,640,898	1,483,198
Total Capitalization and Liabilities	$4,631,526	$4,260,060

WGL Holdings, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	December 31,
(In thousands, except per share data)	2013	2012
OPERATING REVENUES
Utility	$386,541	$347,933
Non-utility	293,756	338,803
Total Operating Revenues	680,297	686,736
OPERATING EXPENSES
Utility cost of gas	186,881	142,970
Non-utility cost of energy-related sales	305,351	299,149
Operation and maintenance	88,142	83,630
Depreciation and amortization	26,590	27,304
General taxes and other assessments	40,621	39,067
Total Operating Expenses	647,585	592,120
OPERATING INCOME	32,712	94,616
Equity in earnings of unconsolidated affiliates	490	245
Other income — net	219	429
Interest expense	8,992	9,193
INCOME BEFORE INCOME TAXES	24,429	86,097
INCOME TAX EXPENSE	5,470	33,379
NET INCOME	18,959	52,718
Dividends on Washington Gas Light Company preferred stock	330	330

NET INCOME APPLICABLE TO COMMON STOCK	$18,629	$52,388
AVERAGE COMMON SHARES OUTSTANDING
Basic	51,816	51,631
Diluted	51,827	51,688
EARNINGS PER AVERAGE COMMON SHARE
Basic	$0.36	$1.01
Diluted	$0.36	$1.01

Net Income (Loss) Applicable To Common Stock — By Segment ($000):

Regulated utility	$38,721	$38,666

Non-utility operations:
Retail energy-marketing	3,315	13,021
Commercial energy systems	(137)	1,038
Midstream energy services	(21,788)	1,276
Other activities	(1,683)	(1,613)
Total non-utility	(20,293)	13,722
Intersegment eliminations	201	-
NET INCOME APPLICABLE TO COMMON STOCK	$18,629	$52,388

WGL Holdings, Inc.

Consolidated Financial and Operating Statistics

(Unaudited)

FINANCIAL STATISTICS
					Twelve Months Ended December 31,
					2013	2012

Closing Market Price — end of period					$40.06	$39.19
52-Week Market Price Range					$46.96-$37.96	$44.97-$35.96
Price Earnings Ratio					44.5	14.3
Annualized Dividends Per Share					$1.68	$1.60
Dividend Yield					4.2%	4.1%
Return on Average Common Equity					3.6%	11.2%
Total Interest Coverage (times)					2.7	7.3
Book Value Per Share — end of period					$24.55	$25.23
Common Shares Outstanding — end of period (thousands)					51,842	51,651

UTILITY GAS STATISTICS
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(In thousands)	2013		2012		2013	2012

Gas Sold and Delivered
Residential — Firm	$244,921		$221,411		$763,742	$687,937
Commercial and Industrial — Firm	60,218		51,128		183,404	154,565
Commercial and Industrial — Interruptible	521		488		2,755	1,524
Electric Generation	275		275		1,100	1,192
	305,935		273,302		951,001	845,218
Gas Delivered for Others
Firm	56,222		54,315		179,510	170,418
Interruptible	13,025		14,085		50,062	47,264
Electric Generation	114		81		589	670
	69,361		68,481		230,161	218,352
	375,296		341,783		1,181,162	1,063,570
Other	11,245		6,150		32,170	29,570
Total	$386,541		$347,933		$1,213,332	$1,093,140

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(In thousands of therms)	2013		2012		2013	2012

Gas Sold and Delivered
Residential — Firm	226,067		209,492		677,000	566,497
Commercial and Industrial — Firm	63,171		55,414		188,698	155,432
Commercial and Industrial — Interruptible	562		704		2,756	2,042
	289,800		265,610		868,454	723,971
Gas Delivered for Others
Firm	158,642		150,460		496,364	446,496
Interruptible	77,697		76,037		272,543	247,121
Electric Generation	37,118		51,217		163,434	386,707
	273,457		277,714		932,341	1,080,324
Total	563,257		543,324		1,800,795	1,804,295

WASHINGTON GAS ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	210,566		210,890		702,148	638,577

Number of Customers (end of period)	168,000		174,000		168,000	174,000

Electricity Sales
Electricity Sales (thousands of kWhs)	2,828,393		2,803,717		12,157,695	12,086,009

Number of Accounts (end of period)	189,000		186,800		189,000	186,800

UTILITY GAS PURCHASED EXPENSE
(excluding asset optimization)	56.35	¢	51.23	¢	55.20 ¢	54.41 ¢

HEATING DEGREE DAYS
Actual	1,394		1,309		3,854	3,151
Normal	1,344		1,348		3,771	3,797
Percent Colder (Warmer) than Normal	3.7%		(2.9)%		2.2%	(17.0)%

Average Active Customer Meters	1,111,138		1,099,176		1,107,901	1,096,622

WGL HOLDINGS, INC.

USE OF NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with GAAP to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) unrealized mark-to-market gains and losses from energy-related derivatives for our regulated utility and retail marketing segments; (ii) unrealized gains (losses) on certain derivatives for the long-term purchase of natural gas for the midstream energy services segment; (iii) certain gains and losses associated with optimizing the utility segment’s capacity assets; (iv) changes in the measured value of our inventory for our midstream energy services segment; (v) for our regulated utility segment, the estimated financial effects of warmer-than-normal/colder-than-normal weather as measured consistent with our jurisdictional tariffs, to the extent the effects are not offset by weather protection mechanisms; (vi) incremental legal and consulting costs associated with business development activities; and (vii) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, to forecast future results and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance. The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:

•	To provide a more transparent and accurate view of the ongoing financial results of our operations, we exclude unrealized mark-to-market adjustments for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives for the long-term purchase of natural gas for the midstream energy services segment.

i.	For our regulated utility segment, we use derivatives with the primary objective of locking in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. Additionally, for the regulated utility segment, sharing with customers is based on realized profit, and does not factor in unrealized gains and losses; therefore, excluding these unrealized losses is consistent with regulatory sharing requirements.

ii.	For our retail energy-marketing segment, we use derivatives to lock in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while most of the corresponding retail sales contracts are not.

iii.	For the midstream energy services segment, we have entered into certain long-term natural gas purchase agreements which are accounted for as derivatives. These agreements were entered into to take advantage of potential basis spreads, not to hedge inventory. When the natural gas is delivered in the future, any gains and losses from the physical sale of that gas will be recognized.

With the exception of certain transactions related to the optimization of system capacity assets as discussed below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP operating results, as we are only removing interim unrealized mark-to-market amounts.

•	We adjust for certain gains and losses associated with the optimization of the regulated utility segment’s capacity assets. Transactions to optimize our system storage capacity assets are structured to lock in a profit that is recognized, for regulatory purposes, as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives related to the management of our storage inventory; and (ii) lower-of-cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers. In our GAAP results, due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized for regulatory purposes. These adjustments reflect a better matching between the economic costs and benefits of the overall optimization strategy.

We also exclude valuation adjustments to the carrying value of non-system natural gas storage inventory in our regulated utility segment. This inventory is held solely to support asset optimization transactions. Valuation adjustments to reflect lower-of-cost or market under current accounting standards may not be representative of the margins that will be realized and shared with our utility ratepayers. Non-GAAP earnings reflect actual margins realized based on the unadjusted historical cost in storage when inventory is withdrawn and sold.

•

Our non-utility midstream energy services segment owns natural gas storage inventory in connection with its asset optimization strategies. Certain storage inventory is economically hedged with physical sales contracts. We adjust the value of that inventory using the same forward price that is used to calculate the fair value of the related physical sales contracts under derivative accounting requirements. The remaining storage optimization inventory is valued using delivered market prices for

WGL HOLDINGS, INC.

USE OF NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

the month following the end of the reporting period. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion allows our reported non-GAAP earnings to better align with the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

•	Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. In the District of Columbia, Washington Gas may enter into weather protection products to help neutralize the estimated financial effects of warm or cold weather. To the extent that Washington Gas does not have weather protection or products, or the effects of weather exceed our weather protection, we will exclude these effects from non-GAAP operating earnings (loss). Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

•	We exclude certain incremental legal and consulting costs associated with business development activities. These costs are unpredictable and may vary greatly with each opportunity. Management believes by excluding these costs, it allows both management and investors to better compare, analyze and forecast the performance of our revenue generating operations.

•	We exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.

There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

Three Months Ended December 31, 2013
(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Consolidated
GAAP net income (loss)	$38,721	$3,315	$(137)	$(21,788)	$(1,683)	$201	$18,629
Adjusted for (items shown after-tax): (a)
Unrealized mark-to-market loss (gain) on energy-related derivatives (b)	15,762	(2,349)	-	14,380	-	-	27,793
Storage optimization program (c)	(1,123)	-	-	-	-	-	(1,123)
Change in measured value of inventory (d)	-	-	-	8,597	-	-	8,597
Competitive service provider imbalance cash settlement (e)	(294)	-	-	-	-	-	(294)
Incremental professional services fees (f)	-	-	-	-	440	-	440
Impairment loss on Springfield Operations Center (g)	464	-	-	-	-	-	464
DC weather impact (h)	513	-	-	-	-	-	513
Regulatory asset - tax effect Medicare Part D (i)	(3,621)	-	-	-	-	-	(3,621)
Non-GAAP operating earnings (loss)	$50,422	$966	$(137)	$1,189	$(1,243)	$201	$51,398
GAAP diluted earnings (loss) per average common share (51,827 shares)	$0.75	$0.06	$-	$(0.42)	$(0.03)	$-	$0.36
Per share effect of non-GAAP adjustments	0.22	(0.04)	-	0.44	0.01	-	0.63
Non-GAAP operating earnings (loss) per share	$0.97	$0.02	$-	$0.02	$(0.02)	$-	$0.99

Three Months Ended December 31, 2012
(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Consolidated
GAAP net income (loss)	$38,666	$13,021	$1,038	$1,276	$(1,613)	$-	$52,388
Adjusted for (items shown after-tax): (a)
Unrealized mark-to-market loss (gain) on energy-related derivatives (b)	5,205	(1,055)	-	-	-	-	4,150
Storage optimization program (c)	(90)	-	-	-	-	-	(90)
Change in measured value of inventory (d)	-	-	-	2,271	-	-	2,271
Weather derivative products (j)	143	-	-	-	-	-	143
Non-GAAP operating earnings (loss)	$43,924	$11,966	$1,038	$3,547	$(1,613)	$-	$58,862
GAAP diluted earnings (loss) per average common share (51,688 shares)	$0.75	$0.25	$0.02	$0.02	$(0.03)	$-	$1.01
Per share effect of non-GAAP adjustments	0.10	(0.02)	-	0.05	-	-	0.13
Non-GAAP operating earnings (loss) per share	$0.85	$0.23	$0.02	$0.07	$(0.03)	$-	$1.14

  (Footnote references are described on the following page.)

Fiscal Year 2014
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
GAAP net income	$18,629				$18,629
Adjusted for (items shown after-tax): (a)
Unrealized mark-to-market loss on energy-related derivatives (b)	27,793				27,793
Storage optimization program (c)	(1,123)				(1,123)
Change in the measured value of inventory (d)	8,597				8,597
Competitive service provider imbalance cash settlement (e)	(294)				(294)
Incremental professional services fees (f)	440				440
Impairment loss on Springfield Operations Center (g)	464				464
DC weather impact (h)	513				513
Regulatory asset - tax effect Medicare Part D (i)	(3,621)				(3,621)
Non-GAAP operating earnings	$51,398				$51,398
Diluted average common shares outstanding	51,827				51,827
GAAP diluted earnings per average common share	$0.36				$0.36
Per share effect of non-GAAP adjustments	0.63				0.63
Non-GAAP operating earnings per share	$0.99				$0.99
Fiscal Year 2013
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
GAAP net income	$52,388				$52,388
Adjusted for (items shown after-tax): (a)
Unrealized mark-to-market loss on energy-related derivatives (b)	4,150				4,150
Storage optimization program (c)	(90)				(90)
Change in the measured value of inventory (d)	2,271				2,271
Weather derivative products (j)	143				143
Non-GAAP operating earnings	$58,862				$58,862
Diluted average common shares outstanding	51,688				51,688
GAAP diluted earnings per average common share	$1.01				$1.01
Per share effect of non-GAAP adjustments	0.13				0.13
Non-GAAP operating earnings per share	$1.14				$1.14

Footnotes:

(a)	Non-GAAP adjustments are shown net of tax based on the composite tax rate for each segment. For the three months ended December 31, 2013 and 2012, the tax expenses related to the adjustments were $21.9 million and $4.1 million, respectively.
(b)	Adjustments to eliminate the change in the unrealized mark-to-market positions of our energy-related derivatives for regulated utility, retail energy-marketing, as well as certain derivatives for the long-term purchase of natural gas for the midstream energy services segment that were recorded to income during the period. For the regulated utility segment, the portion of our unrealized mark-to-market gains and losses that are not recognized as being shared with customers are recorded directly to income for GAAP purposes. All unrealized mark-to-market gains and losses for the retail energy-marketing and midstream energy services segments are recorded directly to income.
(c)	Adjustments to shift the timing of storage optimization margins from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
(d)	Adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses.
(e)	Represents amounts collected and expected to be collected by the regulated utility segment and the expense and payment made by the retail energy-marketing segment to the regulated utility segment in relation to the refund to customers ordered by the Public Service Commission of Maryland (PSC of MD) in September 2011 associated with a cash settlement of gas imbalances with competitive service providers. The order remanded the matter to a hearing examiner to determine the amount of the refund as the difference between charges made to customers and the charges that would have been incurred had the imbalances been made up through volumetric adjustments.
(f)	These costs include incremental legal and consulting costs in connection with business development activities. These costs are unpredictable and may vary greatly with each opportunity. Management believes by excluding these costs, it allows both management and investors to better compare, analyze and forecast the performance of our revenue generating opportunities.
(g)	During the first quarter of fiscal year 2014, Washington Gas recorded an impairment charge related to its Springfield Operations Center. Non-GAAP earnings have been adjusted to reflect a comparable measure in analyzing period-to-period comparisons.
(h)	Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. For fiscal year 2014, Washington Gas did not enter into weather protection products due to recent rate case activity and the pricing environment.
(i)	In March 2010, the Patient Protection and Affordable Care Act (PPACA) eliminated future Medicare Part D (Med D) tax benefits for Washington Gas’ tax years beginning after September 30, 2013. On March 30, 2012, based on positions taken by the PSC of MD in Washington Gas’ rate case, Washington Gas determined that it is not probable that the PSC of MD would permit recovery of this asset. Therefore, the Maryland portion of the regulatory asset related to the Med D benefit was charged to tax expense. In November of 2013, the PSC of MD issued an order authorizing Washington Gas to establish a regulatory asset and amortize the costs related to the change in tax treatment of Med D.
(j)	For fiscal year 2013, Washington Gas entered into weather derivatives to neutralize the estimated financial effects of weather in the District of Columbia. These weather derivatives were recorded at fair value rather than being valued based on actual variations from normal weather. This adjustment is to exclude the portion of the fair value that is not directly offset by an increase/decrease in revenue due to weather.